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                                                                    Exhibit 23.4


              Consent of Independent Certified Public Accountants


We have issued our report dated April 11, 1997 accompanying the consolidated financial statements of American List Corporation, appearing in the Annual Report of Snyder Communications, Inc. on Form 10-K for the year ended December 31, 1998 (the consolidated financial statements of American List Corporation are not presented separately therein), which is incorporated by reference in this Registration Statement of Snyder Communications, Inc. on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ GRANT THORNTON LLP

Grant Thornton LLP


Melville, New York
July 7, 1999